Exhibit 99.1

Microbot Medical to Enhance Focus on its Core Business and Prioritize

Preparations for Regulatory and First in Human Clinical Cases

Company will enable focus on its LIBERTY technology through the introduction of the Core Business Focus Program coupled with cost restructuring to support it

HINGHAM, Mass., May 18, 2023 – Microbot Medical Inc. (Nasdaq: MBOT), the developer of the LIBERTY® Robotic Surgical System, the first single-use endovascular robotic system, today announced its Core Business Focus Program and cost restructuring plan to continue enhancing the focus on its core technology while maximizing available resources to support it. This includes the focus on completing the validation and verification process and completing the planned first- in- human (FIH) clinical cases with its LIBERTY Robotic Surgical System, both expected during the second half of 2023.

As part of the Core Business Focus Program, and to maximize available resources, the Company will eliminate non-core technology expenses by terminating agreements relating to the TipCat, ViRob and CardioSert technologies. In addition, it executed several cost reduction initiatives to reduce expenses that are not directly supporting the Company’s core technology, including reduction in positions not directly supporting the core LIBERTY technology and compensation reductions or restructurings for its leadership team and certain advisors.

Further information about the Company’s Core Business Focus Program and cost restructuring plan, as well as other information about the Company’s results of operations and financial condition, can be found in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the Securities and Exchange Commission on May 17, 2023.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The LIBERTY Robotic System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY Robotic System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of LIBERTY, the outcome of its studies to evaluate LIBERTY, whether the Company’s core business focus program and cost reduction plan are sufficient to enable the Company to continue to focus on its LIBERTY technology while it seeks additional working capital, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michal Efraty

+972-(0)52-3044404

IR@microbotmedical.com